Exhibit 5.1

November 22, 2013

HealthSouth Corporation
3660 Grandview Parkway, Suite 200
Birmingham, Alabama 35243

Re:    HealthSouth Corporation
Registration Statement on Form S-3 for Re-Sale of Warrants and Underlying Common Stock

Ladies and Gentlemen:

In my capacity as associate general counsel for HealthSouth Corporation, a Delaware corporation (the “Company”), I am furnishing this opinion in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (such registration statement, as amended or supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). I have examined the Registration Statement relating to the potential re-sale from time to time by certain security holders to be named in the prospectus therein or in one or more prospectus supplements of up to an aggregate of 5,408,528 warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), and up to an aggregate of 1,119,586 shares of the Common Stock issuable upon exercise of the Warrants or previously issued upon exercise of warrants (the “Shares”) pursuant to the Warrant Agreement, dated January 16, 2004, between HealthSouth Corporation and Wells Fargo Bank Northwest, N.A. (the “Warrant Agreement”). In connection with this matter, I have examined such records, documents and proceedings as I have deemed relevant and necessary as a basis for the opinions expressed herein.

For purposes of this opinion, I have assumed the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity of the originals of all documents submitted to me as copies. I have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the power, corporate or other, of the parties thereto other than the Company to enter into and perform all obligations thereunder, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. I have further assumed that the registrar and transfer agent for the Common Stock will duly register the issuances of the Shares and countersign the stock certificates evidencing the Shares and such stock certificates will conform to the specimen certificate examined by me; the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the resale of any Warrants or Shares; if necessary, a prospectus supplement will have been prepared and filed with the Commission describing any Warrants or Shares offered thereby by any selling security holders; all Warrants and Shares will be sold in the manner stated in the Registration Statement and, if necessary, the applicable prospectus supplement; and at the time of the offering, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Warrants or Shares.

As to any facts material to the opinions expressed herein, I have relied upon statements and representations of officers and other representatives of the Company or certificates or comparable documents of public officials and officers and other representatives of the Company.

I assume that the appropriate action will be taken, prior to the offer and sale of the Warrants and the Shares, to register and qualify the Warrants and the Shares for sale under all applicable state securities or “blue sky” laws.

It is understood that this opinion is to be used only in connection with the offer and sale of the Warrants and the Shares while the Registration Statement is in effect.

Based upon and subject to the qualifications, assumptions and limitations set forth in this letter, I am of the opinion that:

(1)
The Warrants have been validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws now and hereafter affecting creditors’ rights and remedies generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding at law or in equity).

(2)
The Shares have been duly authorized for issuance, and, when issued and delivered in accordance with the terms and conditions of the Warrant Agreement, including receipt of the consideration required thereby, will be validly issued, fully paid and nonassessable.

My opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. I am not admitted to the practice of law in the State of New York or Delaware. My opinion is as of the date hereof, and I am under no obligation to advise you of any change in applicable law or any other matters that may come to my attention after the date hereof that may affect my opinion expressed herein.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement. I also hereby consent to the use of my name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Yours very truly,

/s/ Stephen D. Leasure

Stephen D. Leasure
Associate General Counsel*

* Authorized House Counsel licensed to practice law only in North Carolina, not in Alabama.